Exhibit 4.1

AMENDMENT AGREEMENT NO. 3 TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT AGREEMENT NO. 3 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment Agreement”), is made and effective as of September 28, 2007 among RADIATION THERAPY SERVICES, INC., a Florida corporation (the “Borrower”), each SUBSIDIARY GUARANTOR party to a Subsidiary Guaranty pursuant to the terms of the Credit Agreement (as defined below), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), and the Lenders party hereto. Unless the context otherwise requires, capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Fourth Amended and Restated Credit Agreement dated as of December 16, 2005 (as previously amended and as hereby amended and as may be modified, supplemented, amended or amended and restated from time to time, the “Credit Agreement”), whereby the Lenders have made available to the Borrower a term loan B facility and a revolving credit facility with a letter of credit subfacility and a swing line subfacility; and

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to increase the allowance for Capital Expenditures for fiscal year 2007 to $77,000,000 in the aggregate; and

WHEREAS, the Administrative Agent and the Lenders signatory hereto are willing so to effect such amendments, in each case as set forth below pursuant to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Credit Agreement. The term “Credit Agreement” as used herein and in the Credit Documents (as defined in the Credit Agreement) shall mean the Credit Agreement as hereby amended and modified.

2. Amendments. Subject to the conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) Section 11.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

11.10 Capital Expenditures. The Borrower will not permit the aggregate Capital Expenditures of the Borrower and its Subsidiaries in any fiscal year to be greater than (i) in the case of fiscal year 2005, $35,000,000; (ii) in the case of fiscal year 2006,

$50,000,000; (iii) in the case of fiscal year 2007, $77,000,000; and (iv) in the case of each other fiscal year, 25% of the net book value of the Borrower’s Capital Assets determined as of the end of the immediately preceding fiscal year, in each case excluding any Capital Expenditures for any Permitted Acquisition during such fiscal year:

(b) Exhibit C to the Credit Agreement is amended and restated in its entirety as set forth in Exhibit A to this Amendment Agreement.

3. Representations, Warranties and Covenants. The Borrower hereby represents, warrants and covenants that:

(a) The representations and warranties made by the Borrower in Article VIII of the Credit Agreement are true on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b) There has been no Material Adverse Change in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports of the Borrower delivered pursuant to Section 9.1 of the Credit Agreement;

(c) The business and properties of the Borrower are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

(d) No Default or Event of Default, other than those addressed herein, if any, has occurred and is continuing immediately prior to the effectiveness of this Amendment Agreement and no Default or Event of Default is continuing immediately after the effectiveness of this Amendment Agreement.

4. Conditions. This Amendment Agreement shall become effective as of the date hereof upon the Borrower delivering to the Administrative Agent the following:

(a) a counterpart of this Amendment Agreement duly executed by the Administrative Agent, such Lenders as are necessary to constitute the Required Lenders, the Borrower and the Subsidiary Guarantors;

(b) all fees and expenses payable by the Borrower by reason of this Amendment Agreement; and

(c) such other documentation, instruments, consents and agreements as the Administrative Agent shall reasonably request.

5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

2

6. Counterparts. This Amendment Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

7. Documentation. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Administrative Agent and its counsel.

8. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

9. Ratification. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

10. Consent of the Subsidiary Guarantors. Each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms, reaffirms and ratifies in all respects the Subsidiary Guaranty to which such Subsidiary Guarantor is a party (including without limitation the continuation of such Subsidiary Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment Agreement and the amendments contemplated hereby) and the enforceability of the Subsidiary Guaranty against such Subsidiary Guarantor in accordance with its terms.

[Remainder of page intentionally left blank.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, and effective as of the day and year first above written.

BORROWER:

RADIATION THERAPY SERVICES, INC.

By:	/s/ David N. T. Watson
Name:	David N. T. Watson
Title:	Executive Vice President – Chief Financial Officer

GUARANTORS:

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC

By:	/s/ David N. T. Watson
Name:	David N. T. Watson
Title:	Chief Financial Officer

21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, INC.
21ST CENTURY ONCOLOGY OF HARFORD COUNTY, MARYLAND LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE, INC.
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY, INC.
21ST CENTURY PALMETTO, LLC

By:	/s/ David N. T. Watson
Name:	David N. T. Watson
Title:	Vice President

AMENDMENT AGREEMENT NO. 3

TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AMERICAN CONSOLIDATED TECHNOLOGIES, LLC
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, INC.
PHOENIX MANAGEMENT COMPANY, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.

By:	/s/ David N. T. Watson
Name:	David N. T. Watson
Title:	Vice President

AMENDMENT AGREEMENT NO. 3

TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, as Swingline Lender and as Issuing Bank

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

FIFTH THIRD BANK

By:
Name:
Title:

SUNTRUST BANK

By:	/s/ William D. Priester
Name:	William D. Priester
Title:	Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Tesch
Name:	Kirk Tesch
Title:	Vice President

REGIONS BANK

By:	/s/ Craig Gardella
Name:	Craig Gardella
Title:	Senior Vice President

NATIONAL CITY BANK OF KENTUCKY

By:	/s/ Deroy Scott
Name:	Deroy Scott
Title:	Senior Vice President

CAROLINA FIRST BANK

By:	/s/ Kevin M. Short
Name:	Kevin M. Short
Title:	Executive Vice President

THE INTERNATIONAL BANK OF MIAMI, N.A.

By:	/s/ Panayiotis Ch. Zotos
Name:	Panayiotis Ch. Zotos
Title:	Senior Vice President

LASALLE BANK, NATIONAL ASSOCIATION

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

AMENDMENT AGREEMENT NO. 3

TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A TO AMENDMENT AGREEMENT NO. 3

Exhibit C

Form of Compliance Certificate

Financial Statement Date:             ,

To:	Bank of America, N.A.,
as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 16, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Radiation Therapy Services, Inc., a Florida corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and Issuing Lender.

The undersigned Authorized Officer hereby certifies as of the date hereof that he/she is the                                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 is the Covenant Compliance Worksheet and attached hereto as Schedule II are the year-end audited financial statements required by Section 9.1(b) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 is the Covenant Compliance Worksheet and attached hereto as Schedule II are the unaudited financial statements required by Section 9.1(a) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Credit Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Credit Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule I attached hereto are true and accurate on and as of the date of this Compliance Certificate.

5. The following Subsidiaries have been created or acquired since the date of the last Compliance Certificate: [If any such Subsidiary is an Excluded Subsidiary, please attach new Designation of Excluded Subsidiary Certificate].

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                     ,             .

RADIATION THERAPY SERVICES, INC.

By:
Name:
Title:

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE I

to the Compliance Certificate

($ in 000’s)

I.	Section 10.1 – Leverage Ratio.

A.	Consolidated Funded Debt at Statement Date:	$

B.	Consolidated EBITDA at Statement Date (see Line II.B. below):	$

C.	Leverage Ratio (Line I.A ÷ Line I.B):	to 1

Maximum permitted:

Leverage Ratio Must Not be Greater Than:

Effective Date through and including September 30, 2006		3.50 to 1.00

October 1, 2006 through and including December 31, 2007		3.25 to 1.00

January 1, 2008 and thereafter		3.00 to 1.00

II. Section 10.2 – Fixed Charge Coverage Ratio.

A.	Consolidated Net Income for four immediately preceding fiscal quarters ending on above date (“Subject Period”) plus;	$

	(i) the sum of Consolidated Interest Expense, taxes, depreciation, amortization, and other non-cash expenses or charges for Subject Period, plus;	$

	(ii) the write-off of any deferred financing costs as a result of the execution and effectiveness of the Credit Agreement recorded in Subject Period, plus;	$

	(iii) any non-cash expense recorded during Subject Period in connection with any issuance of stock options or other stock-based compensation, plus;	$

(iv)   for any Subject Period that includes the fiscal quarter ended March 31, 2005, up to $1,200,000 of non-cash changes for unamortized leasehold improvements related to the consolidation and closing of six treatment centers in Westchester and Bronx Counties, New York and the closing of a treatment facility located outside of Yonkers, New York during such Subject Period;

$

	(v) Acquisition Adjustments	$

B.	Consolidated EBITDA for Subject Period (Line II.A. + Line II.A(i) + (ii) + (iii) + (iv) + (v)):	$

C.	Rental and operating lease expenses for Subject Period:	$

D.	Cash income taxes for Subject Period:	$

E.	Consolidated Interest Expense for Subject Period (see Line III.B.):	$

F.	Scheduled Payments of principal on Consolidated Funded Debt for Subject Period:	$

G.	Restricted Payments paid or declared for Subject Period:	$

H.	Rental and operating lease expense for Subject Period:	$

I.	Consolidated Fixed Charges (II.E. + II.F. + II.G. + II.H.):	$

J.	Fixed Charge Coverage Ratio ((Line II.B. + II.C. – II.D.) ÷ (Line II.I)):	to 1.00

Minimum required: Not less than 1.50 to 1.00

III. Section 10.3 – Interest Coverage Ratio.

A.	Consolidated EBITDA for Subject Period (Line II.B.):	$

B.	Consolidated Interest Expense for Subject Period:

	(i) Total interest expense in respect of Consolidated Funded Debt for Subject Period; plus	$

	(ii) Net amounts payable in respect of Hedge Agreements; plus	$

	(iii) commitment and other fees in respect of Consolidated Funded Debt:	$

	(iv) Pro forma interest expense:	$

	Consolidated Interest Expense ((i) + (ii) + (iii) + (iv)):	$

C.	Interest Coverage Ratio (Line III.A ( Line III.B):	to 1.00

Minimum required: 3.75 to 1.00

IV. Section 11.2 – Indebtedness.

A.	Indebtedness outstanding in accordance with Section 11.2(v):	$

Maximum permitted: $70,000,000

B.	Indebtedness outstanding in accordance with Section 11.2(viii):	$

Maximum permitted: $15,000,000

C.	Indebtedness outstanding in accordance with Section 11.2(ix):	$

Maximum permitted: $15,000,000

V. Section 11.5 – Investments.

A.	Investments made in accordance with Section 11.5(vii) during Subject Period:	$

Maximum permitted: $15,000,000 aggregate; $5,000,000 per Excluded Subsidiary

B.	Investments per Section 11.5(ix):	$

Maximum permitted: $5,000,000

C.	Other Investments per Section 11.5(x):	$

Maximum permitted: $5,000,000

VI. Section 11.9 – Revenue.

A.	Revenue of Borrower, its Subsidiaries and Excluded Subsidiaries for immediately preceding fiscal quarter:	$

B.	Revenue of Excluded Subsidiaries for immediately preceding fiscal quarter:	$

C.	Percentage derived from Excluded Subsidiaries (Line VIII.B ÷ Line VII.A):		%

	Maximum permitted: 15%

VII. Section 11.10 – Capital Expenditures.

A.	Capital expenditures made by Borrower and Subsidiaries during fiscal year to date:		$

[B.	Capital Expenditures made during fiscal year

	To be calculated upon delivery in accordance with Section 9.1(a)		$ ]

	Capital Assets for prior year		$

	Maximum for each fiscal year:
	2005	$35,000,000
	2006	$50,000,000
	2007	$77,000,000
	2008 and thereafter	25% of Capital Assets as of 2007 FYE or such applicable prior FYE

VIII. Section 11.16 Contingent Obligations.

Contingent Obligations consisting of guarantees of other Indebtedness shall not exceed $3,000,000.00 at any time.

IX. Collateral Information.

List any new Subsidiaries acquired or formed during Subject Period, and any additional Collateral required to be pledged pursuant to the Security Documents or other documentation during Subject Period:

[List Subsidiaries]

[List Deposit Account information]

[List property locations]